Exhibit 8.1

[LETTERHEAD OF DAVIS POLK & WARDWELL]

April 19, 2007

Re:	Registration Statement on Form S-4

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Ladies and Gentlemen:

We have acted as counsel for Huntington Bancshares Incorporated (“Parent”), a Maryland corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of December 20, 2006 (the “Merger Agreement”) among Parent, Sky Financial Group, Inc. (the “Company”), an Ohio corporation, and Penguin Acquisition, LLC (“Merger Subsidiary”), a Maryland limited liability company and wholly owned subsidiary of Parent and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the “Registration Statement”), which includes the Joint Proxy Statement (the “Proxy Statement”), filed with the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

In connection with this opinion, we have examined the Merger Agreement, the Registration Statement, the Proxy Statement, the representation letters of Parent (together with Merger Subsidiary) and the Company delivered to us pursuant to Section 7.2(c) of the Merger Agreement and for purposes of this opinion (the “Representation Letters”), and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. For purposes of this opinion, we have assumed, with your permission, that (i) the Merger will be consummated in the manner described in Merger Agreement and the Proxy Statement, (ii) the statements concerning the Merger set forth in the Merger

Huntington Bancshares Incorporated	2	April 19, 2007

Agreement and the Proxy Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent (together with Merger Subsidiary) and the Company in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Parent, Merger Subsidiary or the Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations to be made by Parent and the Company referred to above, which we have assumed will be true as of the Effective Time.

Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm our opinion set forth in the discussion in the Proxy Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Proxy Statement in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Davis Polk & Wardwell